COMMUNITY BANCORP, INC.
                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              April 10, 2001
                 ________________________________________

NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Shareholders of Community Bancorp, Inc. ("Corporation") will be held at the Main Office of the Corporation, 17 Pope Street, Hudson, Massachusetts, on Tuesday, April 10, 2001 at 10 o'clock A.M., for the purpose of considering and voting upon the following matters:

   1. To fix the number of Directors who shall constitute the full Board of Directors at eleven.

   2. To elect as Directors the four individuals listed as nominees in the Proxy Statement accompanying this Notice of Meeting, who, together with the seven Directors whose terms of office do not expire at this meeting, will constitute the full Board of Directors.

   3.   To approve the 2001 Incentive Stock Option Plan for Key Employees.

   4. Such other matters as may properly be brought before the meeting and any adjournment thereof.

The record date and hour for determining shareholders entitled to notice of, and to vote at, the meeting, has been fixed at 5 o'clock P.M., March 1, 2001.


                                   By Order of the Board of Directors,

                                   /s/ Donald R. Hughes, Jr.
                                   ----------------------------
                                   Donald R. Hughes, Jr., Clerk


March 13, 2001


PLEASE SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU DO ATTEND THE MEETING.

                         COMMUNITY BANCORP, INC.
                             PROXY STATEMENT
                     ANNUAL MEETING OF SHAREHOLDERS
                              April 10, 2001

The following information is furnished in connection with the solicitation of proxies by the management of Community Bancorp, Inc. ("Corporation"), whose principal executive office is located at 17 Pope Street, Hudson, Massachusetts, (Telephone: 978-568-8321), for use at the Annual Meeting of Shareholders of the Corporation to be held on Tuesday, April 10, 2001.

As of March 1, 2001, 5,914,441 shares of common stock of the Corporation were outstanding and entitled to be voted.

The record date and hour for determining shareholders entitled to vote has been fixed at 5 o'clock P.M., March 1, 2001. Only shareholders of record at such time will be entitled to notice of, and to vote at, the meeting. Shareholders are urged to sign the enclosed form of proxy solicited on behalf of the management of the Corporation and return it at once in the envelope enclosed for that purpose. The proxy does not affect the right to vote in person at the meeting and may be revoked prior to its exercise. Proxies will be voted in accordance with the shareholder's directions.

If no directions are given, proxies will be voted to fix the number of Directors of the Corporation at eleven; to elect Horst Huehmer, Donald R. Hughes, Jr., Mark Poplin and David W. Webster to the Board of Directors of the Corporation to serve until the Annual Meeting of Shareholders in the year 2004 and until their successors are duly elected and qualified to serve; and to approve the 2001 Incentive Stock Option Plan For Key Employees.

The financial statements of the Corporation for 2000 have been mailed to the shareholders with the mailing of this Notice and Proxy Statement.

The cost of the solicitation of proxies is being paid by the Corporation. The Proxy Statement will be mailed to shareholders of the Corporation on or about March 13, 2001.

                    Determination of Number of Directors
                         and Election of Directors
                    ------------------------------------

The persons named as proxies intend to vote to fix the number of Directors for the ensuing year at eleven and vote for the election of the persons named below as Nominees for Election at This Meeting as Directors, each to hold office until the annual meeting held in the year indicated in the column designated "Term of Office." If any nominee should not be available for election at the time of the meeting, the persons named as proxies may vote for another person in their discretion or may vote to fix the number of Directors at less than eleven. The management does not anticipate that any nominee will become unavailable.

The By-laws of the Corporation provide in substance that the Board of Directors shall be divided into three classes as nearly equal in number as possible, and that the term of office of one class shall expire and a successor class be elected at each annual meeting of the shareholders.

The present number of Directors is eleven. It is proposed by the Board that at the meeting the number of Directors who shall constitute the full Board of Directors until the next annual meeting be fixed at eleven and that the four nominees listed below be elected to serve until the date indicated opposite their names. All of the nominees are currently Directors.

Opposite the name of each nominee and each continuing Director in the following table is shown: (1) the number of shares of stock of the Corporation owned beneficially by each such person; (2) for those persons serving as Directors of the Corporation, the date on which such person's term of office as Director began; (3) the term of office for which such person will serve; and (4) such person's current principal occupation or employment.

                Nominees For Election at This Meeting
                -------------------------------------

                                       Has Served
                                       on Board of
                         Shares of     Directors
                         Stock Owned   of the
                         Beneficially  Corporation
                         as of         or Its        Term
                         March 1,      Predecessor   of      Principal
      Name               2001 (1)      Since         Office  Occupation
      ----               ------------  ------------  ------  ----------

Horst Huehmer               45,264        1980        2004   Director of
                                                             Corporation
                                                             and Community
                                                             National Bank;
                                                             Retired.

Donald R. Hughes, Jr.      235,088        1995        2004   Director of
      (2)                                                    Corporation
                                                             and Community
                                                             National Bank;
                                                             Treasurer &
                                                             Clerk of the
                                                             Corporation;
                                                             Executive Vice
                                                             President &
                                                             Cashier of
                                                             Community
                                                             National Bank

Mark Poplin                307,108        1967        2004   Director of
                                                             Corporation
                                                             and Community
                                                             National Bank;
                                                             President and
                                                             Treasurer,
                                                             Poplin Supply
                                                             Co.; Secretary,
                                                             Poplin
                                                             Furniture Co.

David W. Webster           141,668        1995        2004   Director of
                                                             Corporation
                                                             and Community
                                                             National Bank;
                                                             President,
                                                             Knight Fuel
                                                             Co., Inc.


                       Directors Continuing In Office
                       ------------------------------

                                       Has Served
                                       on Board of
                         Shares of     Directors
                         Stock Owned   of the
                         Beneficially  Corporation
                         as of         or Its        Term
                         March 1,      Predecessor   of      Principal
      Name               2001 (1)      Since         Office  Occupation
      ----               ------------  ------------  ------  ----------

Alfred A. Cardoza           45,172        1971        2003   Director of
                                                             Corporation
                                                             and Community
                                                             National Bank;
                                                             Retired

Jennie Lee Colosi            4,372        1999        2003   Director of
                                                             Corporation
                                                             and Community
                                                             National Bank;
                                                             President &
                                                             Treasurer, ET&L
                                                             Construction, Inc.

Antonio Frias               72,001        1985        2003   Director of
                                                             Corporation
                                                             and Community
                                                             National Bank;
                                                             President and
                                                             Treasurer,
                                                             S & F Concrete
                                                             Contractors, Inc.

I. George Gould            213,052        1962        2002   Director of
      (2)                                                    Corporation
                                                             and Community
                                                             National Bank;
                                                             Chairman,
                                                             Gould's, Inc.


James A. Langway           358,878        1976        2002   Director of
      (2)                                                    Corporation
                                                             and Community
                                                             National Bank;
                                                             President and
                                                             CEO of the
                                                             Corporation;
                                                             President &
                                                             CEO of Community
                                                             National Bank

Dennis F. Murphy, Jr.      865,616        1984        2003   Chairman of
                                                             the Board of
                                                             Corporation
                                                             and Community
                                                             National Bank;
                                                             Director of
                                                             Corporation
                                                             and Community
                                                             National Bank;
                                                             President and
                                                             Treasurer,
                                                             D. Francis
                                                             Murphy Insurance
                                                             Agency, Inc.

David L. Parker             68,848        1986        2002   Director of
                                                             Corporation
                                                             and Community
                                                             National Bank;
                                                             Chairman,
                                                             Larkin Lumber Co.

Notes:
-----

1. Beneficial ownership of stock for the purpose of this statement includes securities owned by the spouse and minor children and any relative with the same address. Certain Directors may disclaim beneficial ownership of certain of the shares listed beside their names.

2. Includes 171,088 shares held by CBI ESOP as to which Messrs. Gould, Hughes and Langway are co-trustees.


The affirmative vote of the holders of a majority of the common stock of the Corporation present or represented and voting at the meeting is required to fix the number of Directors. The affirmative vote of a plurality of the votes cast by shareholders is required to elect Directors.


               2001 Incentive Stock Option Plan For Key Employees
               --------------------------------------------------

At the Annual Meeting, the shareholders are being asked to approve the 2001 Incentive Stock Option Plan For Key Employees (the "Stock Option Plan") for key employees of the Corporation and its subsidiaries including Community National Bank (the "Bank"). The Board of Directors of the Corporation has unanimously approved the Stock Option Plan, subject to the approval by the shareholders of the Corporation.

Purpose of Stock Option Plan

The Stock Option Plan is designed to reward key employees on a long-term basis by granting them options to purchase shares of the Corporation's common stock. Its purpose is to facilitate the achievement of the Corporation's and the Bank's financial goals. The achievement of these goals is facilitated in two ways. First, key employees will have substantial incentives to provide exceptional services and thereby cause the Corporation and Bank to meet the financial performance goals set by the Board of Directors and to increase the Corporation's stock price. Second, the Stock Option Plan will assist the Corporation and Bank in hiring and retaining key employees. Attracting and retaining key employees is critical to the long-term performance of the Corporation and the Bank.

Summary of Stock Option Plan

Under the Stock Option Plan, the Board of Directors may grant to key employees of the Corporation and the Bank who the Board determines to be capable of making substantial contributions to the management and operations of the Corporation and the Bank, options to purchase shares of the Corporation's common stock. The Board of Directors shall administer the Stock Option Plan and will determine which employees shall be granted options, the number of options granted, the times when the options will vest, and the exercise price of the options. The aggregate number of shares of the Corporation's common stock for which options may be granted under the Plan is 384,000 subject to adjustments in the event of stock splits, stock dividends or reclassification, recapitalization or other possible future changes. The Stock Option Plan shall terminate on February 21, 2011 and no options may be granted thereafter. The Board of Directors may at any time modify, amend or terminate the Stock Option Plan, except that approval of the holders of at least a majority of stock of the Corporation is required in certain circumstances described in
Section 8.2 of the Stock Option Plan.

The options being granted are incentive stock options. They are entitled to favorable tax treatment if certain conditions are satisfied. These conditions include approval of the Stock Option Plan by the Corporation's shareholders, the exercise price may not be less than the fair market value of the Corporation's common stock at the time the option is granted, the option must be exercised within 10 years after it is granted or within 3 months after the employee is no longer employed by the Corporation or the Bank, the option is generally nontransferable, the value of the shares subject to the option which vest in any one year cannot exceed $100,000 as determined at the time the option is granted, and the employee has not sold the common stock acquired by the exercise of any option during the periods two (2) years after the date of grant or one (1) year from the date of exercise. An option may be exercised by the payment in full of the option price for the shares to be purchased. If an option expires or terminates for any reason without being exercised, the shares represented by the option will again be available for grant under the Stock Option Plan.

The grant of stock options and the exercise of the options will not result in any deduction or expense to the Corporation. However, the pro forma impact of the options, if any, must be disclosed in the footnotes to the Corporation's financial statements.

If the Stock Option Plan is approved, the Corporation intends initially to issue to the officers of the Corporation and Bank approximately 110,470 options. The exercise price of these initial options shall be $10 per share. These options shall generally vest over four (4) years. However, upon death, disability, retirement, or a change in control of the Corporation, the options shall become fully vested. The Board of Directors currently intends to make future grants of options based on the achievement of financial performance goals established by the Board of Directors including achieving a targeted return on equity by the Corporation. The Corporation is also adopting a 2001 Directors Plan for the issuance of non-qualified options to the Corporation's directors.


                               Other Matters
                               -------------

The management knows of no business which will be presented for consideration at the meeting other than that set forth in this Proxy Statement. However, if any such business comes before the meeting, the persons named as proxies will vote thereon according to their best judgment.


                                    By order of the Board of Directors


                                    /s/ James A. Langway
                                    --------------------
                                    James A. Langway
                                    President


Hudson, Massachusetts
March 13, 2001

                         COMMUNITY BANCORP, INC.
                PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                              APRIL 10, 2001

    KNOW ALL MEN BY THESE PRESENTS, that the undersigned shareholder of Community Bancorp, Inc. ("Corporation") hereby nominates, constitutes and appoints I. George Gould, David L. Parker, and Jennie Lee Colosi, and each of them (with full power to act alone), true and lawful attorneys, agents and proxies, with power of substitution to each, to attend the Annual Meeting of the Shareholders of said Corporation to be held at the Main Office of the Corporation at 17 Pope Street, Hudson, Massachusetts on Tuesday, April 10, 2001 at 10 o'clock A.M., and any adjournments thereof, and thereat to vote or otherwise act in respect of all the shares of capital stock of said Corporation that the undersigned shall be entitled to vote, with all powers the undersigned would posses if personally present, upon the following matters:


1.   To fix the number of Directors               For         [      ]
     who shall constitute the full
     Board of Directors at eleven.                Withheld    [      ]


2.   To elect as Directors the four               For         [      ]
     individuals listed as nominees
     in the Proxy Statement accompanying          Withheld    [      ]
     this Proxy, who, together with the
     seven Directors whose terms of office
     do not expire at this meeting, will
     constitute the full Board of Directors.


3.   To approve the 2001 Incentive Stock          For         [      ]
     Option Plan For Key Employees.
                                                  Withheld    [      ]


4.   Such other matters as may properly           For         [      ]
     be brought before the meeting
     and any adjournments thereof.                Withheld    [      ]


THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" THE PROPOSITIONS LISTED ABOVE UNLESS "WITHHELD" IS INDICATED. IF ANY OF THE INDIVIDUALS LISTED AS NOMINEES FOR DIRECTOR IN THE PROXY STATEMENT DATED MARCH 13, 2001 ACCOMPANYING NOTICE OF SAID MEETING IS UNAVAILABLE AS A CANDIDATE, OR ANY OTHER NOMINATION IS MADE OR ANY OTHER BUSINESS IS PRESENTED AT SAID MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE JUDGEMENT OF THE PERSONS ACTING HEREUNDER UNLESS "WITHHELD" IS INDICATED IN RESPONSE TO ITEM 4 ABOVE.

THIS PROXY IS SOLICITED ON BEHALF OF MANAGEMENT.



                                Dated: _____________________, 2001


                                ___________________________________
                                    (Signature of Shareholder)

                                ___________________________________
                                    (Signature of Shareholder)

                                 When  signing as attorney, executor,
                                 administrator, trustee or guardian,
                                 please give full title


                                 Number of Shares___________________

                         COMMUNITY BANCORP, INC.
            2001 Incentive Stock Option Plan for Key Employees
            --------------------------------------------------

1.   Purpose.

     1.1  The purpose of the Community Bancorp, Inc. 2001 Incentive Stock
Option Plan for Key Employees (hereinafter referred to as the "Plan") is to provide incentives to present and future employees of Community Bancorp, Inc., a Massachusetts corporation (this "Corporation"), and any of its present and future subsidiaries at least fifty percent (50%) owned by this Corporation ("Subsidiaries") (such employees being hereinafter referred to as "Employees" and each of them individually as an "Employee") in order that they may provide exceptional services to this Corporation and its Subsidiaries, and to offer inducements to Employees to accept and continue employment with this Corporation and its Subsidiaries by offering Employees options to purchase shares of this Corporation's common stock which may qualify for treatment as incentive stock options under the Internal Revenue Code of 1986, as amended (the "Code") upon the approval of the Plan by the shareholders of this Corporation and upon the satisfaction by such Employees of the requirements for such qualification. This Plan is an "incentive stock option plan" described in Section 422 of the Code.

2.   Administration of Plan.

     2.1 The Plan shall be administered by the Board of Directors of this Corporation (the "Board of Directors") which shall: (1) determine which Employees shall be granted options to purchase shares of this Corporation's Common Stock ($2.50 par value) ("Stock") pursuant to the Plan (which options shall hereinafter be referred to as "Options," or in the singular as an "Option"); (2) determine the time or times when Options shall be granted and the number of shares of Stock to be subject to each Option; (3) determine the option price at which the shares of Stock subject to each Option may be purchased pursuant to the Plan and the forms of the instruments evidencing any Options granted under the Plan or any other instrument to be used in connection with the Plan; (4) adopt, amend and rescind, in its discretion, rules and regulations for the administration of the Plan; (5) interpret the Plan and decide all questions and settle all controversies and disputes which may arise in connection with the Plan, which decisions and interpretations shall be binding upon all persons; and (6) exercise such other powers as may be necessary or desirable to implement the provisions of this Plan.

     2.2 Members of the Board of Directors who are Employees shall be eligible to receive Options pursuant to the Plan. The grant of an Option to an Employee who is also a director of this Corporation shall not be affected or invalidated by reason of the fact that such director voted to approve the grant of such Option.

     2.3 No member of the Board of Directors shall be liable for any action taken or determination made in good faith and in a manner reasonably believed to be in the best interests of this Corporation with respect to the Plan or any Option granted pursuant thereto. The Board of Directors may indemnify any person against expenses reasonably incurred or the amount of any damages, fine, or settlement assessed against or agreed to by such person, in connection with any action, suit or proceeding in which such person may be involved in connection with any Option or this Plan to the same extent that the Board of Directors may indemnify such person under the By-laws of this Corporation.

3.   Authority to Grant Options.

     3.1 Subject to the terms and conditions of this Plan, the Board of Directors may from time to time grant to such Employees as it may determine to be capable of making substantial contributions to the management or development of this Corporation and its Subsidiaries Options, upon such terms and conditions as it may deem appropriate, subject to applicable provisions of this Plan. Without limiting the foregoing, the Board of Directors may establish performance goals and base the grant of options under the Stock Option Plan on whether such performance goals are achieved. Such performance goals may include but are not limited to achieving a certain Corporation return on equity.

     3.2 The Board of Directors may authorize the grant of Options to Employees by action taken with or without a meeting. The effective date of the grant of an Option pursuant hereto shall be the date specified by the Board of Directors in the Stock

Option Agreement, as hereinafter defined.

     3.3 The number of shares of Stock subject to an Option shall in each case be determined by the Board of Directors, subject to the applicable provisions of this Plan. More than one Option may be granted to the same Employee.

     3.4 Nothing contained in this Plan or in any resolution adopted by the Board of Directors or the shareholders of this Corporation shall constitute the grant of an Option hereunder, and no Employee shall be entitled to the grant of an Option unless action granting an Option to such Employee shall have been taken by the Board of Directors and unless the recipient of an Option shall have executed an agreement in form and substance satisfactory to the Board of Directors containing terms, restrictions and conditions imposed upon the exercise of the Option and the transfer of any Stock pursuant thereto ("Stock Option Agreement").

     3.5 Any purported disposition of shares of Stock acquired pursuant to an Option which shall be in contravention of the terms, restrictions and conditions contained in the Stock Option Agreement executed in connection with such Option shall be ineffective, and such disposition shall not be registered upon the stock transfer books of this Corporation.

     3.6 The aggregate fair market value of Stock with respect to which Options issued hereunder are exercisable for the first time during any calendar year, when aggregated with the fair market value of stock subject to other incentive stock options then outstanding under all plans of this Corporation and its parent and subsidiary corporations and exercisable for the first time during such calendar year, shall not exceed $100,000 or such other amount as shall be permitted for options intended to qualify for incentive stock option treatment. For purposes of this section the fair market value of Stock subject to Options shall be determined at the time the Options are issued.

4.   Stock Subject to the Plan.

     4.1 Stock to be issued upon the exercise of an Option shall be made available, in the discretion of the Board of Directors, from authorized but unissued shares of Stock or from shares of Stock held in the treasury of this Corporation, however acquired.

     4.2 The aggregate number of shares of Stock for which Options may be granted under the Plan shall be 384,000. If an Option shall expire, terminate, or be canceled or surrendered in whole or in part prior to the exercise thereof, the shares of Stock not acquired under such Option shall revert to the Plan and again shall become available for issuance under the Plan.

     4.3 Appropriate adjustments in the number of shares of Stock subject to Options previously issued hereunder and in the number of shares of Stock for which Options have not yet been granted under this Plan shall be made by the Board of Directors if at any time after the effective date of this Plan this Corporation shall increase or decrease the number of outstanding shares of Stock, whether by stock split, combination, stock dividend or reclassification, or merger, consolidation, recapitalization, or reorganization.

     4.4 No provision of this Plan, nor any Option granted pursuant hereto or Stock Option Agreement entered into in connection therewith shall confer upon any Employee or any other person any preemptive right to acquire any stock of this Corporation.

5.   Eligibility.

     5.1 The Board of Directors may grant Options pursuant hereto to such Employees as it may designate from time to time pursuant to Section 3.1 hereof regardless of whether such Employees are also officers or directors of this Corporation.

     5.2 No officer or director of this Corporation shall be eligible to receive any Option pursuant to this Plan unless such officer or director is also an Employee.

     5.3 No Employee may exercise any part of an Option unless he or she has been continuously employed by this Corporation from the date the Option was granted until no more than three (3) months prior to the time of such exercise, provided, that in the case of a deceased employee or an employee whose employment terminates for reason of Total and Permanent Disability, no Option may be exercised unless the optionee was continuously employed by this Corporation from the date the Option was granted until no more than twelve (12) months prior to the time of such exercise. An Employee shall be deemed to have a "Total and Permanent Disability" if (i) the

Employee has been so totally and permanently disabled by bodily injury or disease as to be prevented thereby from engaging in any substantial gainful activity, and (ii) the total and permanent disability shall have continued for a period of five (5) consecutive months and, in the opinion of a qualified physician selected by the Corporation, can be expected to result in death or to be of long-continued duration. An Employee shall not be deemed to have a "Total and Permanent Disability" if the Employee incurred the total and permanent disability while the Employee was engaged in, or as a result of the Employee engaging in, the commission of a felony, or if the total and permanent disability was a result of (i) the Employee's addiction to alcohol or narcotics,
(ii) a self-inflicted injury, or (iii) the Employee's service in the armed forces of any country.

     5.4 If an Employee or former Employee eligible to exercise an Option granted pursuant to this Plan dies prior to such exercise, such Option may be exercised to the extent permitted herein by his estate or a person who acquires the right to exercise such Option by bequest or inheritance.

     5.5 No Option granted pursuant to this Plan may be transferred by the holder thereof other than by will or the laws of descent and distribution of the state in which such holder is domiciled at the time of his death.

6.   Terms of Options.

     6.1 The price at which shares of Stock may be purchased pursuant to an Option shall be the fair market value of the Stock on the date of the grant of such Option, provided, that in the case of Options granted to an Employee who at the date of the grant of such Option owns 10% or more of the combined voting stock of the Corporation (a "10% Employee"), such price shall be equal to 110% of the fair market value of the Stock on the date of the grant of such Option. For purposes of determining the percentage of stock of the Corporation owned by an Employee, attribution rules made applicable by the Code and related regulations shall apply. The fair market value of any Stock shall be determined by the Board of Directors in good faith. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than the fair market value if such Option is granted pursuant to an assumption or substitution for another Option in a manner satisfying the provisions of Section 424(a) of the Code.

     6.2 Each Option granted under this Plan shall expire, and may not be exercised to any extent, upon the earliest to occur of the following:

          (a) Each Option shall expire ten (10) years after the date of grant of such Option, or on such date prior thereto as may be fixed by the Board of Directors, provided, however, that each Option granted to a 10% Employee shall expire five (5) years after the date of grant of such Option, or such date prior thereto as may be fixed by the Board of Directors.

          (b) Each Option shall expire not later than three (3) months after termination of the optionee's employment with this Corporation or any of its Subsidiaries (with or without Cause, voluntary or involuntary) for reasons other than death or Total and Permanent Disability, during which 3-month period the Option may be exercised only to the extent that it was exercisable upon termination. If the optionee's employment with this Corporation or any of its Subsidiaries terminates for reasons of death or Total and Permanent Disability, then the Option shall expire twelve (12) months after such termination of employment, and during that 12-month period the Option may be exercised only to the extent it was exercisable upon termination. If an optionee whose employment terminates for reasons other than death or Total and Permanent Disability dies during the 3-month period described above, such optionee's Options shall expire one year from the date of termination of employment, during which time they may be exercised to the extent exercisable on the date of termination.

     6.3 If any Employee who has been granted Options under this Plan is terminated for Cause by either the Corporation or any of its Subsidiaries, all unexercised Options granted to the Employee (whether vested or not) shall immediately terminate and be of no further force and effect. An Employee shall be terminated for Cause only if (i) the Employee has been convicted by a court of competent jurisdiction of any criminal offense involving dishonesty or breach of trust; (ii) the Employee has committed an act of fraud against the Corporation, its Subsidiaries or any of them; (iii) the Employee has willfully refused to perform the duties reasonably assigned to the Employee by the Board of Directors of the Corporation or of any of its Subsidiaries, which failure or breach has continued for more than ten (10) days after written notice given to the Employee pursuant to a vote of the Board of Directors of the Corporation or of any of its subsidiaries (exclusive of the Employee if the Employee then is a Director) at a meeting duly called for such purpose, such vote to set forth in reasonable details the nature of such refusal; or (iv) the Employee has engaged in willful misconduct materially injurious to the Corporation, its Subsidiaries or any of them, monetarily or otherwise.

7.   Exercise of Options.

     7.1 Each Option granted hereunder shall be exercisable in such installment or installments as may be determined by the Board of Directors at the time of the grant. The right to purchase shares shall be cumulative so that when the right to purchase any shares has vested, such shares or any part thereof may be purchased at any time thereafter until the expiration or termination of the Option.

     7.2 A person entitled to exercise an Option may, subject to the terms and conditions of the Stock Option Agreement executed in connection therewith, exercise such Option from time to time by delivery to this Corporation at its principal office of written notice of his or her intention to exercise such Option setting forth the number of shares with respect to which the Option is to be exercised and accompanied by (1) payment in full of the purchase price of the shares to be purchased, (2) payment in full of all local, state or federal taxes due on account of the exercise of such Option, and (3) such other documents and materials as may be required by this Corporation under the terms of this Plan, the Stock Option Agreement, or otherwise. As promptly as practicable thereafter, this Corporation shall deliver to the purchaser certificates for the number of shares purchased.

     7.3 The date of actual receipt by this Corporation of notice of intention to exercise an Option shall be deemed the date of exercise of the Option with respect to the shares then purchased. Delivery of shares purchased shall be deemed effective when a stock transfer agent shall have deposited certificates therefor with the United States mail for delivery to the purchaser at the address specified in the notice of exercise provided to this Corporation.

     7.4 During the life of a holder of an Option issued pursuant to this Plan, such Option may be exercised only by the holder.

     7.5 No person, estate or other entity shall have any of the rights of a shareholder of this Corporation with respect to shares subject to an Option until a certificate or certificates for such shares shall have been delivered by this Corporation to such person or entity. Upon delivery of such a certificate to the purchaser thereof for the number of shares of Stock purchased, the owner thereof shall have all the rights of a shareholder of such shares of Stock, including the right to vote the same and receive dividends thereon, subject, however, to the terms, conditions and restrictions contained in this Plan and in the Stock Option Agreement executed in connection with the Option exercised with respect to such shares.

8.   Miscellaneous.

     8.1 The grant of an Option to an Employee pursuant hereto shall not confer upon such Employee a right to continued employment, nor shall it limit the right of this Corporation or any Subsidiary to terminate the employment of any such Employee.

     8.2 The Board of Directors may modify, amend or terminate this Plan or any provision thereof at any time and from time to time, provided however, that no amendment to this Plan shall be made which shall: (1) increase the total number of shares of Stock for which Options under this Plan may be issued, except as provided in Section 4.3 hereof, (2) increase the total number of shares of Stock which may be acquired by an Employee pursuant to Options issued under this Plan except as provided in Section 4.3 hereof, (3) extend the maximum period during which any Option may be exercised as set forth in Section 6.2 hereof, (4) change the class of employees entitled to receive awards, (5) reduce the purchase price of Stock subject to any Option, or (6) extend the termination date of this Plan, without in each case the prior approval of the holders of at least a majority of the Stock of this Corporation of all classes voting together. No amendment to this Plan shall alter or impair any Option previously granted pursuant hereto without the consent of the holder thereof.

     8.3 The effective date of this Plan shall be April 10, 2001. No Option may be granted pursuant hereto subsequent to the date which is ten years after the date on which the Plan shall be adopted by the Board of Directors.

     8.4 This Plan, and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by the laws of the Commonwealth of Massachusetts.

     8.5 Notice to this Corporation pursuant to Sections 7.2 or 8.5 hereof or for any other purpose may be given by delivery in hand or first class mail, postage prepaid, and addressed as follows:

           Community Bancorp, Inc.
           17 Pope Street
           Hudson, Massachusetts 01749
           Attention:  President

     Notice to an Employee to whom an Option shall be granted hereunder may be given by delivery in hand or first class mail, postage prepaid, to the address listed by such Employee in the Stock Option Agreement executed by such Employee.